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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70532, 333-88766 and 333-106003) of United Online, Inc. of our report dated February 2, 2004 relating to the financial statements of United Online, Inc., which appears in this Transition Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California February 5, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS